                                                                    EXHIBIT 99.2

                       SECOND AMENDMENT TO THIRD AMENDED
                         AND RESTATED CREDIT AGREEMENT



     THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (the "Second Amendment") is made as of the 7/th/ day of April, 1998, by and among Charles E. Smith Residential Realty L.P., a Delaware limited partnership (the "Borrower"), PNC Bank, National Association, as Administrative Agent and as a Bank, NationsBank, N.A., as Syndication Agent and as a Bank, U.S. Bank National Association, as Documentation Agent and as a Bank, and the other Banks joining in the execution of this Second Amendment.

                              W I T N E S S E T H:

     WHEREAS, as of February 26, 1998, the above-referenced parties entered into the Third Amended and Restated Credit Agreement (the "Agreement") which provided for a $250,000,000 unsecured revolving line of credit to be made available by the Banks to the Borrower;

     WHEREAS, as of March 31, 1998, the above-referenced parties entered into the First Amendment to Third Amended and Restated Credit Agreement (the "First Amendment") (all references to the Agreement shall include the Agreement as amended by the First Amendment) wherein the parties agreed, among other things, to increase the amount of the Commitments (as hereinafter defined) to $300,000,000; and

     WHEREAS, the parties have agreed to further amend the Agreement to reflect certain matters which have been agreed to by the parties, including, without limitation, a decrease in the amount of the Commitments to $275,000,000.

     NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:

     1. All capitalized terms employed herein shall have the meanings ascribed thereto in the Agreement unless defined to the contrary herein.

     2. The definition of the term "Commitment" is hereby amended to provide in full as follows:

          "Commitment" means, with respect to each Bank, the amount set forth
           ----------
opposite
the name of such Bank on Schedule I hereto (and, for each Bank which is an Assignee, the amount set forth in the Assignment and Assumption Agreement entered into pursuant to Section 9.6(c) as the Assignee's commitment), as such amount may be reduced or increased from time to time pursuant to the provisions hereof, which Commitments, effective on April 7/th/, 1998, aggregate the sum of Two Hundred Seventy-Five Million Dollars ($275,000,000).

     3.   Section 2.3(a) is hereby amended to provide in full as follows:

      SECTION 2.3. Money Market Borrowings.
                   -----------------------

          (a) The Money Market Option.  From time to time during the Term
              -----------------------
following the end of the Syndication Period, and provided that at such time either Borrower or CESRRI maintains the Investment Grade Ratings, the Borrower may, as set forth in this Section 2.3, request the Banks during the Term to make offers to make Money Market Loans to the Borrower, provided that the aggregate amount of Money Market Loans shall not exceed, at any time, the lesser of (i) $137,500,000 in the aggregate outstanding, and (ii) (A) the lesser of (I) the aggregate Commitments or (II) Loan Availability, minus (B) all other Loans then outstanding and Letter of Credit Usage, and (iii) fifty percent (50%) of the lesser of (A) the aggregate Commitments or (B) Loan Availability. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan only on the last day of the Interest Period applicable thereto and any amounts so repaid may be reborrowed, up to the amount available under this
Section 2.3 or under Section 2.1, as applicable, at the time of such Borrowing, until the Domestic Business Day next preceding the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

     4.   Section 2.5(a) is hereby amended to provide in full as follows:

      SECTION 2.5. Notes.
                   -----

          (a) The Base Rate Loans and the Euro-Dollar Loans of each Bank shall be evidenced by a single Revolving Credit Note in the amount of its Commitment payable to the order of such Bank for the account of its Applicable Lending Office. The Money Market Loans of each Bank, including each Designated Lender, shall be evidenced by a single Bid Rate Note in the amount of up to $137,500,000, payable to the order of such Bank for the account of its Applicable Lending Office.

     5. Schedule I to the Agreement is hereby deleted and Schedule I attached hereto shall be substituted therefor.

     6. Notwithstanding any provision of the Agreement to the contrary, the reduction in the Commitments to be made pursuant to this Second Amendment shall be allocated entirely to the Commitment of PNC, and not prorata to the Commitments of all of the Banks.

     7. The Borrower represents and warrants that no Default and no Event of Default has occurred and is continuing or exists under the Agreement.

     8. The Borrower hereby certifies to the Banks that the representations and warranties contained in Article IV of the Agreement are true and correct with the same effect as though such representations and warranties had been made on the date hereof (except to the extent that any such representation or warranty relates solely to an earlier date).

     9. Except as specifically modified herein, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

    10. This Second Amendment may be executed by the parties hereto in multiple counterparts, and, when so executed by all of the parties, such multiple counterparts shall be deemed to constitute a single, integrated agreement.

    11. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first above written.

                         CHARLES E. SMITH RESIDENTIAL REALTY L.P., a Delaware limited partnership

                         By: Charles E. Smith Residential Realty, Inc., a Maryland corporation, its general partner

                              By: /s/ W.D. Minami
                                 --------------------------------------
                                      W.D. Minami,
                                      Senior Vice President and
                                      Chief Financial Officer


                         PNC BANK, NATIONAL ASSOCIATION, as
                         Administrative Agent and as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------

                         NATIONSBANK, N.A, as Syndication Agent and as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------

                         U.S.BANK NATIONAL ASSOCIATION, as
                         Documentation Agent and as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------

                         FLEET NATIONAL BANK, a national banking association, as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------

                         THE CHASE MANHATTAN BANK.
                         as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------

                         COMMERZBANK AKTIENGESELLSCHAFT
                         NEW YORK BRANCH, as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------


                         CRESTAR BANK, as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------


                         FIRST UNION NATIONAL BANK, a national
                         banking association, as a Bank

                         By:
                             ----------------------------------
                             Name:
                                   ----------------------------
                             Title:
                                   ----------------------------

                                    CONSENT

     The undersigned, having executed and delivered the Guaranties as defined in the Agreement referenced in the foregoing Second Amendment to Third Amended and Restated Credit Agreement, hereby consent to the Second Amendment to Third Amended and Restated Credit Agreement and to the amendments to the Agreement contained therein, and hereby ratify and confirm the undersigned's obligations under the Guaranties. All references in the respective Guaranties executed by the undersigned to defined terms in the Agreement are hereby amended in accordance with the Second Amendment to Third Amended and Restated Credit Agreement and all references in the respective Guaranties executed by the undersigned to the Agreement shall be deemed to refer to the Agreement as amended by the Second Amendment to Third Amended and Restated Credit Agreement.


                          METROPOLITAN ACQUISITION  FINANCE  L.P., a
                          Delaware limited partnership

                              By: SMITH SEVEN, INC., a Delaware
                              corporation, its general partner

                              By:  /s/ W.D. Minami
                                  ----------------------------------
                                  W.D. Minami
                                  Vice President and
                                  Treasurer



                          FIRST HERNDON ASSOCIATES L.P., a Virginia limited partnership

                              By: SMITH FIVE, INC., a Delaware
                              corporation, its general partner

                              By: /s/  W.D. Minami
                                 ----------------------------------
                                 W.D. Minami
                                 Vice President and
                                 Treasurer

                         SMITH PROPERTY HOLDINGS VAN NESS L.P., a Delaware limited partnership

                              By: SMITH SIX, INC., a Delaware
                              corporation, its general partner

                              By:  /s/  W.D. Minami
                                  ---------------------------------
                                  W.D. Minami
                                  Vice President and
                                  Treasurer



                         SMITH PROPERTY HOLDINGS FIVE (D.C.) L.P., a Delaware limited partnership

                              By: SMITH FIVE, INC., a Delaware
                              corporation, its general partner

                              By:  /s/  W.D. Minami
                                  ---------------------------------
                                  W.D. Minami
                                  Vice President and
                                  Treasurer



                         SMITH PROPERTY HOLDINGS FIVE L.P., a Delaware limited partnership

                              By: SMITH FIVE, INC., a Delaware
                              corporation, its general partner

                              By:  /s/  W.D. Minami
                                  ---------------------------------
                                  W.D. Minami
                                  Vice President and
                                  Treasurer

                         SMITH PROPERTY HOLDINGS LINCOLN TOWERS L.L.C., a Virginia limited liability company

                              By: CHARLES E. SMITH RESIDENTIAL
                              REALTY L.P., a Delaware limited
                              partnership

                              By: Charles E. Smith Residential Realty,
                              Inc., a Maryland corporation, its general partner

                              By:  /s/  W.D. Minami
                                  ---------------------------------
                                  W.D. Minami
                                  Senior Vice President and
                                  Chief Financial Officer


                              SMITH PROPERTY HOLDINGS ONE EAST DELAWARE
                              L.L.C., a Delaware limited liability company

                              By: CHARLES E. SMITH RESIDENTIAL REALTY
                              L.P., a Delaware limited
                              partnership

                              By: Charles E. Smith Residential Realty,
                              Inc., a Maryland corporation, its general partner

                              By:  /s/  W.D. Minami
                                  ---------------------------------
                                  W.D. Minami
                                  Senior Vice President and
                                  Chief Financial Officer

                                    CONSENT


     The undersigned, having executed and delivered the Joinder attached to the Agreement referenced in the foregoing Second Amendment to Third Amended and Restated Credit Agreement, hereby consents to the Second Amendment to Third Amended and Restated Credit Agreement and to the amendments to the Agreement contained therein, and hereby ratifies and confirms the undersigned's obligations under the Joinder.

                         CHARLES E. SMITH RESIDENTIAL REALTY, INC., a Maryland corporation


                         By:  /s/  W.D. Minami
                            -----------------------------------
                         Name: W.D. Minami
                         Title: Senior Vice President and
                                Chief Financial Officer

                                   SCHEDULE I

                              COMMITMENTS OF BANKS



                                           PERCENTAGE
                                               OF
         BANK                 COMMITMENT   COMMITMENT
     -----------             -----------   ----------
PNC BANK, NATIONAL
 ASSOCIATION                 $55,000,000          20%

U.S. BANK NATIONAL
 ASSOCIATION                 $50,000,000     18 2/11%


NATIONSBANK, N.A.            $50,000,000     18 2/11%

FLEET NATIONAL BANK          $25,000,000      9 1/11%

FIRST UNION NATIONAL         $25,000,000      9 1/11%
 BANK

COMMERZBANK                  $25,000,000      9 1/11%
 AKTIENGESELLSCHAFT,
 NEW YORK BRANCH

CRESTAR BANK                 $20,000,000      7 3/11%

THE CHASE MANHATTAN          $25,000,000      9 1/11%
 BANK





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